UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/05/2007

International Securities Exchange Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32435

Delaware	20-5219710
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

60 Broad Street, New York, NY 10004
(Address of principal executive offices, including zip code)

212-943-2400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 5, 2007, International Securities Exchange, LLC ("ISE"), a wholly-owned subsidiary of International Securities Exchange Holdings, Inc. entered into a binding Memorandum of Agreement (the "MOA"), with TSX Group Inc., the parent company of Toronto Stock Exchange ("TSX"), to create a Canadian derivatives market ("DEX"). The MOA provides for a period of exclusive dealings between ISE and TSX and the general terms and conditions which ultimately will be contained in additional binding agreements. Pursuant to the MOA, among other things, ISE will own 48% of the equity and TSX will own 52% of the equity of DEX. DEX will list and trade options, futures and options on futures on equity and ETF securities listed on TSX and TSX Venture Exchange, Canadian indices, and Canadian OTC debt securities. As consideration for ISE's shares of DEX, it is contemplated that ISE will contribute approximately $10.6 million (CAD$12.5 million) and its options market model, including market making structure, rules, technology and expertise in building an options marketplace. TSX will contribute approximately $11.5 million (CAD $13.5 million) and its Canadian market expertise including its regulatory expertise, its broker dealer and market maker connectivity, access and relationships and its cash order routing capabilities. DEX is currently scheduled to begin operations in March 2009 and will be run technically from ISE's facilities.

The MOA may be terminated: (i) by either party if certain conditions such as corporate, governmental and regulatory approvals, cannot be met or cannot be met in a timely manner; (ii) if TSX undergoes a merger or acquisition with an exchange or marketplace that competes with DEX. TSX must notify ISE of such transaction, and unless the parties otherwise agree, the MOA would terminate within a specified period of time. In the event of such termination, TSX would be obligated to pay ISE a pre-determined fee as compensation for such termination; (iii) if ISE or TSX fails to cure a material breach of that party's obligations under this MOA within 20 business days of the non-breaching Party providing notice and evidence of such breach; and (iv) if ISE or TSX undergoes a change of control, either party may terminate the MOA within 20 business days after such change of control by giving notice of termination to the other party.

The foregoing summary of the material terms of the MOA is qualified in its entirety by reference to the text of the MOA which, subject to a request for confidential treatment, will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits:

99.1 Press release dated March 5, 2007, announcing creation of DEX.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Securities Exchange Holdings, Inc.

Date: March 05, 2007	By:	/s/ Michael J. Simon
Michael J. Simon
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated March 5, 2007, announcing DEX.